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                                                                     EXHIBIT 3.3

                                STATE OF DELAWARE
                            CERTIFICATE OF MERGER OF
                      DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is GPP LLC, and the name of the limited liability company being merged into this surviving limited liability company is Dex Media West LLC.

SECOND: The jurisdiction of formation of GPP LLC is Delaware and the jurisdiction of formation of Dex Media West LLC is Delaware.

THIRD: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

FOURTH:  The merger is to become effective on September 9, 2003.

FIFTH: The Agreement of Merger is on file at 198 Inverness Drive West, Eighth Floor, Englewood, Colorado 80112, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any domestic limited liability company or any member holding an interest in any other business entity which is to merge or consolidate.

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                  IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, this 9th day of September, A.D., 2003.

                                           GPP LLC

                                           BY: DEX MEDIA WEST LLC
                                                 its Sole Member

                                           By:    /s/ George Burnett
                                               -------------------------------
                                           Name:  George Burnett
                                           Title: CEO and President